Exhibit 99.1

RH REPORTS THIRD QUARTER FISCAL 2025 RESULTS

CORTE MADERA, Calif.--(BUSINESS WIRE)—December 11, 2025--RH (NYSE: RH) has released its financial results for the third quarter ended November 1, 2025, in a shareholder letter from Chairman and Chief Executive Officer Gary Friedman, available on the Investor Relations section of its website at ir.rh.com.

As previously announced, RH leadership will host a live conference call and audio webcast at 2:00 pm Pacific Time (5:00 pm Eastern Time) today. The live conference call may be accessed by dialing 800.715.9871 or 646.307.1963 for international callers (conference ID: 8284432). The call and replay can also be accessed via audio webcast at ir.rh.com.

ABOUT RH

RH (NYSE: RH) is a global curator of design, taste and style in the luxury lifestyle market. Operating across the United States, Canada, the United Kingdom and Europe, the Company offers collections through its retail galleries, sourcebooks and online at RH.com, RHModern.RH.com, RHBabyandChild.RH.com, RHTEEN.RH.com and Waterworks.com, with integrated hospitality experiences in galleries throughout the United States and internationally.

CONTACTS

PRESS CONTACT

truthgroup@RH.com

INVESTOR RELATIONS CONTACT

Allison Malkin, 203.682.8225, allison.malkin@icrinc.com